UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2012

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

Indenture

On September 18, 2012, Catalent Pharma Solutions, Inc. (“Catalent”), certain domestic subsidiaries of Catalent (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”) entered into an Indenture dated as of September 18, 2012 (the “Indenture”), pursuant to which Catalent issued $350 million aggregate principal amount of 7.875% Senior Notes due 2018 (the “Notes”). The Notes will mature on October 15, 2018 and interest is payable on the Notes on April 15 and October 15 of each year, commencing April 15, 2013. The Notes were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes were issued at a price of 100.000% of their principal amount. Catalent has used a portion of the net proceeds from the offering of the Notes to finance a portion of the Tender Offer (as defined under Item 8.01 below), and intends to use the remaining net proceeds to finance the remainder of the Tender Offer and for general corporate purposes.

The Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of Catalent’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantee Catalent’s senior secured credit facilities.

The Notes and the guarantees are Catalent’s and the Guarantors’ senior unsecured obligations. Accordingly, they:

•	rank equally in right of payment with all of Catalent’s and the Guarantor’s existing and future unsubordinated indebtedness;

•	rank senior in right of payment to all of Catalent’s and the Guarantors’ existing and future indebtedness that expressly provides for its subordination to the Notes;

•	are structurally subordinated to all of the existing and future indebtedness of Catalent’s subsidiaries that are not Guarantors; and

•	are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Catalent may redeem some or all of the Notes (1) on or before October 14, 2014 at a price of 101.500% of the principal amount of the Notes being redeemed, (2) from October 15, 2014 to October 14, 2015 at a price of 103.938% of the principal amount of the Notes being redeemed, (3) from October 15, 2015 to October 14, 2016 at a price of 101.969% of the principal amount of the Notes being redeemed or (4) on or after October 15, 2016 at a price of 100.000% of the principal amount of the Notes being redeemed, in each case plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of a change of control, which is defined in the Indenture, Catalent must give holders of the Notes an opportunity to sell to Catalent some or all of their Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date

The Indenture contains covenants limiting the ability of Catalent and its restricted subsidiaries to, among other things:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends and make distributions in respect of capital stock;

•	place limitations on distributions from restricted subsidiaries;

•	guarantee certain indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to a number of important limitations and exceptions.

The Indenture provides that events of default with respect to the Notes include: (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes; (2) default for 30 days or more in the payment when due of interest on or with respect to the Notes; (3) failure by Catalent or any Guarantor for 60 days after receipt of written notice given by the Trustee or the holders of the Notes of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes; (4) default under certain other indebtedness of Catalent and its restricted subsidiaries; (5) failure by Catalent or any significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) to pay certain final judgments; (6) certain events of bankruptcy or insolvency with respect to Catalent or any significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) or (7) the guarantee of any significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a significant subsidiary (or the responsible officers of any group of subsidiaries that together would constitute a significant subsidiary), as the case may be, denies that it has any further liability under its guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture.

If an event of default (other than an event of default relating to certain bankruptcy or insolvency matters) occurs and is continuing with respect to the Notes, the Trustee or the holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, that so long as any indebtedness permitted to be incurred under the Indenture as part of Catalent’s senior credit facilities shall be outstanding, no such acceleration shall be effective until the earlier of: (1) acceleration of any such indebtedness under the senior credit facilities or (2) five business days after the giving of written notice of such acceleration to Catalent and the representative with respect to the senior credit facilities.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Registration Rights Agreement

On September 18, 2012, Catalent, the Guarantors, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies & Company, Inc. and J.P. Morgan Securities LLC (the “Initial Purchasers”) entered into a registration rights agreement (the “Registration Rights Agreement”). Subject to the terms of the Registration Rights Agreement, Catalent and the Guarantors have agreed to use commercially reasonable efforts to file an exchange offer registration statement and exchange the Notes for new issues of substantially identical debt securities registered under the Securities Act and consummate such exchange offer within 360 days of the original issue date of the Notes. Catalent and the Guarantors have also agreed to use commercially reasonable efforts to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Catalent or the Guarantors fail to satisfy these obligations, they have agreed to pay additional interest to the holders of the Notes under certain circumstances.

The Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and the description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 under the heading “Indenture” above is incorporated herein by reference.

ITEM 8.01.	Other Events

On September 4, 2012, Catalent announced the commencement of a tender offer (“Tender Offer”) to purchase for cash up to $250 million aggregate principal amount of its outstanding 9 1/2%/10 1/4% Senior PIK-election Notes due 2015 (CUSIP No. 14150BAC8) (the “PIK Notes”). Catalent subsequently announced on September 5, 2012 an amendment to the Tender Offer to increase from $250 million to $350 million the amount offered to be repurchased under the Tender Offer.

As of 5:00 p.m., New York City time, on September 17, 2012 (the “Early Tender Date”), $45,864,000 principal amount of the PIK Notes had been validly tendered and not validly withdrawn. In light of the level of participation in the Tender Offer through the Early Tender Date, the Company has amended the terms of the Tender Offer to purchase on the early settlement date for the Tender Offer all of the PIK Notes tendered at or prior to the Early Tender Date. Except as amended hereby, the terms and conditions of the Tender Offer, as heretofore amended, remain unchanged.

On September 18, 2012, Catalent purchased $45,864,000 principal amount of PIK Notes in the Tender Offer at a price of $1,027.50 per $1,000 principal amount of PIK Notes purchased, plus accrued and unpaid interest to, but not including, September 18, 2012. The total consideration, including accrued and unpaid interest, paid for the PIK Notes purchased on September 18, 2012 was $48,977,000.

The Tender Offer will expire at 11:59 p.m., New York City time, on October 1, 2012 unless extended by us (such time and date, as may be extended, the “Expiration Date”). Holders of PIK Notes that are tendered in the Tender Offer after the Early Tender Date but at or prior to the Expiration Date and are accepted for purchase by Catalent will receive in respect of their Notes purchased the tender offer consideration of $1,000.00 per $1,000 principal amount of such Notes, plus accrued and unpaid interest to, but not including, the applicable date of payment for such Notes.

Forward-Looking Statements

This Current Report on Form 8-K contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events.

If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: general industry conditions and competition; product or other liability risk inherent in the design, development, manufacture and marketing of our offerings; inability to enhance our existing or introduce new technology or services in a timely manner; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; and our substantial debt and debt service requirements that restrict our operating and financial flexibility and impose significant interest and financial costs. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended June 30, 2012, filed with the Securities and Exchange Commission on September 4, 2012. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statements as a result of new information or future events or developments unless required by law.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit	Description
4.1	Indenture, dated as of September 18, 2012, among Catalent, the Guarantors named therein and The Bank of New York Mellon, as Trustee, governing the 7.875% Senior Notes Due 2018.

4.2	Registration Rights Agreement dated September 18, 2012 among Catalent, the Guarantors named therein, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies & Company, Inc. and J.P. Morgan Securities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/S/ SAMRAT S. KHICHI
Name:	Samrat S. Khichi
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: September 18, 2012

EXHIBIT LIST

Exhibit	Description
4.1	Indenture, dated as of September 18, 2012, among Catalent, the Guarantors named therein and The Bank of New York Mellon, as Trustee, governing the 7.875% Senior Notes Due 2018.

4.2	Registration Rights Agreement dated September 18, 2012 among Catalent, the Guarantors named therein, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies & Company, Inc. and J.P. Morgan Securities LLC.